UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2004

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Valley Financial Corporation (the “Company”), the holding company for Roanoke, VA-based Valley Bank, announced on November 18, 2004 the declaration of a regular semi-annual cash dividend on its outstanding common stock, and the completion of a previously-announced private sale of 275,000 common shares. The details are in the Company’s Press Release dated November 19, 2004 filed as Exhibit 99 to this Form 8-K and incorporated by reference herein.

The Company’s common stock is traded over the counter under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: November 22, 2004	/s/ A. Wayne Lewis
A. Wayne Lewis, Executive Vice President